NEWS
For release Wednesday, October 22, 2003

Contact: Christine Messina-Boyer
Office:    732-544-5712
Cell:      703-217-2707

             MILLENNIUM CELL ANNOUNCES Q3 2003 RESULTS OF OPERATIONS

                           BALANCE SHEET STRENGTHENED

Eatontown, NJ--October 22, 2003 --Millennium Cell Inc. (NASDAQ: MCEL), a leading technology company that has created a proprietary technology to safely store, generate and deliver pure hydrogen, today reported a net loss for the quarter ended September 30, 2003 of $4.9 million dollars, or 15 cents per share as compared to $3.6 million dollars or 13 cents in the same period of 2002. The net loss in 2003 reflects a non-cash interest charge of $1.9 million related to the conversion of a substantial portion of the Company's convertible debentures into shares of common stock during the quarter and non-cash equity charges of $0.4 million. Excluding non-cash interest and equity charges incurred during the third quarter, adjusted net loss was $2.6 million or 8 cents per share as compared to $2.6 million or 9 cents per share for the same quarter of 2002.

         "We are pleased with the progress made on our business plan this quarter and the results of our continuing efforts to manage costs. With current cash balances and inflows we anticipate from government funding and licensing and royalty agreements in 2004, we're very confident we have the resources on hand to support our business plan," said Dr. Stephen S. Tang, Millennium Cell President and CEO. "I think one thing that needs to be better understood by our shareholders, prospective investors and others, is that we strengthened both our cash position and overall balance sheet this past quarter through conversions of debentures into common shares and diligent management of resources. These conversions increased cash available for use in operations, reduced debt and increased shareholders' equity.

         "When we reported earnings in the second quarter we had $13.5 million in accessible cash, and our cash spending rate has been around $10 million a year. We continue to project our first cash-flow breakeven quarter at the end of 2004, based on anticipated income from prototype products and licensing agreements for our Hydrogen on Demand(TM) systems for micro-fuel cell devices--including laptop personal computers, mobile phones, and personal digital assistants--standby power, and government funding through Department of Energy grants and Department of Defense projects," he said.

         A conference call to discuss third quarter results is scheduled for Wednesday, October 22, at 8:30 a.m., EDT. Interested parties may listen to the live teleconference by dialing 1-800-613-3456 (accessible from the U.S. and Canada) and entering pass code 01181. A re-broadcast will be available beginning Wednesday, October 22, at 1:00 pm EDT and continuing to 5:00 pm EDT on Thursday, October 23, by dialing 1-888-746-9439.

About Millennium Cell

Founded in 1998, Millennium Cell is based in Eatontown, NJ, and has developed a multi-faceted patent portfolio, which the company is pursuing in the United States and internationally surrounding a proprietary process called Hydrogen on Demand(TM). The Hydrogen on Demand(TM) system safely generates pure hydrogen from environmentally friendly raw materials. In the process, the energy potential of hydrogen is carried in the chemical bonds of sodium borohydride, which in the presence of a catalyst releases hydrogen. The primary input components of the reaction are water and sodium borohydride, a derivative of borax. Borax is found in substantial natural reserves globally. Hydrogen from this system can be used to power fuel cells or fed directly to internal combustion engines. Millennium Cell also has a patented design for boron-based longer-life batteries. For more information visit www.millenniumcell.com or call 866-532-2783.

Cautionary Note Regarding Forward-looking Statements:

This press release may include statements that are not historical facts and are considered "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Millennium Cell's current views about future events and financial performance. These forward-looking statements are identified by their use of terms and phrases such as "believe," "expect," "plan," "anticipate", "on target" and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from Millennium Cell's expectations, and Millennium Cell expressly does not undertake any duty to update forward-looking statements. These factors include, but are not limited to, the following: (i) the cost and timing of development and market acceptance of Millennium Cell's hydrogen fuel storage and delivery system, (ii) the cost and commercial availability of the quantities of raw materials required by the hydrogen fuel storage and delivery systems, (iii) competition from current, improving and alternative power technologies, (iv) our ability to raise capital at the times, in the amounts and at the costs and terms that are acceptable to fund the development and commercialization of our hydrogen fuel storage and delivery system, (v) our ability to protect our intellectual property, (vi) our ability to achieve budgeted revenue and expense amounts and (vii) other factors detailed from time to time in Millennium Cell's filings with the Securities and Exchange Commission. We believe that Adjusted Net Loss, which excludes both non-cash interest and non-cash equity charges, is a more meaningful financial measure to compare to prior periods as it is a better indicator of cash spending and is also how management views the business internally.



Millennium Cell Inc.
(a development stage enterprise)
(dollars in millions, except per share amounts)
                                                 Three Months Ended       Six Months Ended
Statement of Operations (1)                     Sept., 03  Sept., 02        Sept., 03    Sept., 02
Revenue                                        $ 0.1      $ 0.1            $  0.4         $ 0.5
Cost of revenue                                  0.1        0.1               0.3           0.5
Gross margin                                       -          -               0.1             -

Product development and marketing                1.5        1.3               4.0           4.5
General and administrative                       0.7        0.9               2.8           3.4
Non-cash charges                                 0.4        1.0               2.4           3.2
Restructuring expense                              -          -                 -           0.1
Depreciation and amortization                    0.2        0.2               0.5           0.5
Research and development                         0.2        0.2               0.8           1.2
Total operating expenses                       $ 3.0      $ 3.6            $ 10.5        $ 12.9

Loss from operations - as reported              (3.0)      (3.6)            (10.5)        (12.9)
Loss from operations - adjusted (2)             (2.6)      (2.6)             (8.1)         (9.6)
Interest expense (income)                        1.9       (0.1)              3.6          (0.3)
Equity in losses of affiliates                     -          -               0.5             -

Net loss - as reported                         $(4.6)     $(3.6)           $(14.5)       $(12.6)
Net loss per share                             $(0.15)    $(0.13)           $(0.47)       $(0.45)

Weighted-average number of shares outstanding   31.9       28.4              30.5          27.8


Reconciliation of Net Loss to Adjusted Net Loss:
Net loss - as reported                          $(4.9)    $(3.6)          $(14.5)        $(12.6)
Less: Non-cash equity charges                     0.4       1.0              2.4            3.2
Less: Non-cash charges (3)                        1.9         -              3.6              -
Net loss - adjusted (2)                         $(2.6)    $(2.6)           $(8.5)         $(9.4)

Net loss per share - adjusted (2)               $(0.08)   $(0.09)         $(0.28)         $(0.34)


(1) Amounts may not foot due to rounding.

(2) Excludes non-cash charges.

(3) Non-cash interest charges represent
amortization of debt issue costs, discounts on debentures and charges for beneficial conversion features recognized upon conversion of debentures.



Millennium Cell Inc.
(a development stage enterprise)
(dollars in millions)



Condensed Balance Sheet (4)                     Sept., 03     Dec., 02
Unrestricted cash (5)                           $7.9          $8.0
Restricted cash (6)                              3.0           3.0
Other assets                                     2.6           3.2
Total assets                                   $13.5         $14.2

Secured debentures, net of discount             $2.4          $2.4
Unsecured debentures, net of discount            3.0           3.0
Other liabilities                                0.9           1.5
Stockholders' equity                             7.2           7.3
Total liabilities and stockholders' equity     $13.5         $14.2



(4) Amounts may not foot due to rounding.

(5) Decrease in cash from $8.0 (Dec., 02) to $7.9 (Sept., 03) was $0.1 million: ($7.6 cash operating loss + ($0.7) working capital + ($0.3) investment in affiliate + ($0.1) patents and capital additions + ($0.2) deferred financing costs + $8.5 impact of PIPE fanancing + $0.3 other financing activities.

(6) Cash restricted is collateral for secured debentures and facility lease.
